POWER OF ATTORNEY KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Jerry E. Gahlhoff, Jr. and Kenneth D. Krause as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her or in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended 2023 of Rollins, Inc. and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform any other act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this day of 14th day of February 2024. /s/Susan R. Bell __________________________ Susan R. Bell, Director /s/Gregory B. Morrison __________________________ Gregory B. Morrison, Director /s/Pamela R. Rollins __________________________ Pamela R. Rollins, Director /s/Donald P. Carson __________________________ Donald P. Carson, Director /s/Jerry W. Nix __________________________ Jerry W. Nix, Director /s/Louise S. Sams __________________________ Louise S. Sams, Director /s/Patrick J. Gunning __________________________ Patrick J. Gunning, Director /s/Gary W. Rollins __________________________ Gary W. Rollins, Director /s/John F. Wilson __________________________ John F. Wilson, Director /s/P. Russell Hardin __________________________ P. Russell Hardin, Director